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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (registration nos. 33-7201, 33-17447, 33-26733, 33-35936, 33-63702, 33-64266, 33-62285,
33-64427, 33-64431 and 333-01325), previously filed Registration Statement on Form S-3 (registration no. 333-25291) and previously filed Registration Statement on Form S-4 (registration no. 33-56891).


                                              Arthur Anderson LLP
                                              /s/ Arthur Anderson LLP

Chicago, Illinois
March 25, 1998